UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2005

MATRIXONE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29309	02-0372301

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

210 Littleton Road Westford, Massachusetts	01886

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 589-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The Company will file a Form 12b-25 (Notification of Late Filing) on Thursday, November 10 with respect to its Quarterly Report on Form 10-Q for the period ended October 1, 2005. The Form 12b-25 will indicate that the Form 10-Q will be filed with the SEC on or before the fifth calendar day following its prescribed due date. The reason for the late filing is as follows:

The Company filed its Form 10-Q for the quarter ended April 2, 2005 on November 8, 2005 and the Annual Report on Form 10-K for the Fiscal Year ended July 2, 2005 on November 9, 2005. As a result of the efforts required to make those filings, and despite diligent efforts by the Company to complete the Quarterly Report on Form 10-Q for the period ended October 1, 2005, the Company is unable to file the Form 10-Q for such period without unreasonable effort or expense. The Registrant currently expects to file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2005 on or before November 15, 2005.

As a result of the delay in filing the Form 10-Q for the first quarter of the Fiscal Year 2006, the Company will not be hosting a conference call on November 10, 2005 to review results for the first quarter of the Fiscal Year 2006.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: November 9, 2005

By:   /s/    Gary D. Hall

        Gary D. Hall

        Senior Vice President,

        Chief Financial Officer and Treasurer

        (principal financial and accounting officer)